Exhibit 4.3

[FORM OF WARRANT]

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR REASONABLY ACCEPTABLE TO THE COMPANY TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

COMMON STOCK PURCHASE WARRANT

To Purchase __________ Shares of Common Stock of

Verticalnet, Inc.

THIS COMMON STOCK PURCHASE WARRANT (this “Warrant”) CERTIFIES that, for value received, _____________ (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time or from time to time on or after the 185th day following the date of issuance of this Warrant (such date, the “Initial Exercise Date”) and on or prior to 5:00 p.m., New York time on the fifth anniversary of the date of this Warrant (the “Termination Date”) but not thereafter, to subscribe for and purchase from Verticalnet, Inc., a corporation incorporated in the Commonwealth of Pennsylvania (the “Company”), up to ____________ shares (the “Warrant Shares”) of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”). The purchase price of one share of Common Stock (the “Exercise Price”) under this Warrant shall be $[        ], subject to adjustment hereunder. The Exercise Price and the number of Warrant Shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Stock and Warrant Purchase Agreement (the “Purchase Agreement”), dated as of June 1, 2007, among the Company and the purchasers signatory thereto.

Notwithstanding anything to the contrary set forth in this Warrant, this Warrant shall not be exercisable and at no time may the Holder exercise its purchase rights represented by this Warrant:

(a) if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by such Holder at such time, the number of shares of Common Stock of the Company which would result in the such Holder beneficially owning (as determined in accordance with Section 13(d) and Section 16(b) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) more than 9.9% of all of the Common Stock outstanding at such time;

(b) while there are any unpaid amounts outstanding under the Company’s $6.6 million in aggregate principal amount of senior secured convertible promissory notes due July 2007; or

(c) unless and until the shareholders of the Company approve both (i) an amendment to the Company’s Articles of Incorporation (the “Articles”) increasing the number of shares of Common Stock authorized under the Articles by at least 35,000,000, which amendment has been duly filed with the Department of State of the Commonwealth of Pennsylvania and has become effective in accordance with the requirements of the Pennsylvania Business Corporation Law (the “Articles Amendment”), and (ii) to the extent that the issuance of this Warrant and the other warrants issued pursuant to the Purchase Agreement constitute a change of control under the Nasdaq Marketplace Rules, the approval of such change of control (the “Control Proposal” and together with the Articles Amendment, the “Shareholder Approval”).

1. Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws and Section 7 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

2. Authorization of Shares. If this Warrant is exercisable, the Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue and restrictions arising under applicable federal or state securities laws.)

3. Exercise of Warrant.

(a) Subject to the restrictions set for in the second introductory paragraph of this Warrant, exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date and on or before the Termination Date by surrender of this Warrant and delivery of a duly executed copy of the Notice of Exercise Form annexed hereto to the Company at its principal office (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) along with payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank. Certificates for shares purchased hereunder shall be delivered to the Holder within seven (7) Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date the Notice of Exercise Form, this Warrant and the aggregate Exercise Price is delivered to the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 5 prior to the issuance of such shares, have been paid. If the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 3(a) by the seventh Trading Day following the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise. In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise by the seventh Trading Day after the Warrant Share Delivery Date, and if after such day the Holder is required by its broker to purchase in a bona fide open market transaction shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including customary brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue, times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases in a Buy-In shares of Common Stock having a total purchase price of $11,000 to cover the sale of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(b) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(c) Intentionally Omitted.

(d) If this Warrant is exercisable, this Warrant may also be exercised at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the Closing Price on the Trading Day immediately preceding the date of such election;

(B) = the Exercise Price of this Warrant, as adjusted as of the date of such election; and

(X) = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

5. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

6. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

7. Transfer, Continuing Rights and Compliance with Securities Laws.

(a) Transferability of Warrant. Subject to compliance with any applicable securities laws and the conditions set forth in Sections 1 and 7(c), this Warrant may be transferred by a Holder without the consent of the Company. This Warrant is exchangeable at the principal office of the Company for Warrants to purchase the same aggregate number of Warrant Shares, each new Warrant to represent the right to purchase such number of Warrant Shares as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the same date as the date of issuance of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto. The Holder or a transferee of this Warrant must obtain the prior written consent of the Company in order to transfer Warrants representing the right to purchase fewer than the lesser of (x) 1,000 Warrant Shares or (y) the number of Warrant Shares for which this Warrant is then exercisable. The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 7.

(b) Continuing Rights of Holder. The Company will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Company to afford such rights to such Holder.

(c) Compliance with Securities Laws.

(i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

(ii) Except as provided in paragraph (iii) below, this Warrant and all certificates representing Warrant Shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

(iii) The Company agrees to reissue this Warrant or certificates representing any of the Warrant Shares, without the legend set forth above if at such time, prior to making any transfer of any such securities, the Holder shall give written notice to the Company upon the occurrence of: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of such securities under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act, (iii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and any applicable state securities laws are not required, or (iv) the Holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto. The Company will respond to any such notice from a Holder within three (3) business days. In the case of any proposed transfer under this Section 7(c), the Company will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Company. The restrictions on transfer contained in this Section 7(c) shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Warrant. Each Holder, severally and not jointly, agrees that the removal of the restrictive legend from certificates representing the Warrant Shares is predicated upon the Company’s reliance that the Holder will sell such Warrant Shares pursuant to the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom. Whenever a certificate representing the Warrant Shares is required to be issued to the Holder without a legend, in lieu of delivering physical certificates representing the Warrant Shares, provided the Company’s transfer agent is participating in the DTC Fast Automated

Securities Transfer program, the Company shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Warrant Shares to the Holder by crediting the account of the Holder’s Prime Broker with DTC through its DWAC system (to the extent not inconsistent with any provisions of this Warrant or the Purchase Agreement).

(iv) In no event may the Holder exercise this Warrant in whole or in part unless the Holder is an “accredited investor” as defined in Regulation D under the Securities Act.

(d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

8. No Rights as Shareholder until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof and the payment of the Exercise Price in accordance with the terms hereof (or exercise via cashless exercise).

9. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of an indemnity agreement or security reasonably satisfactory to it in form and amount, or, if mutilated, upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

11. Adjustments of Exercise Price and Number of Warrant Shares; Stock Splits, etc. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following (excluding for purposes of this Section 11 any Acquisition Transaction, which shall be governed by Section 12). In case the Company shall (a) pay a dividend in shares of Common Stock or Common Stock Equivalents or make a distribution in shares of Common Stock or Common Stock Equivalents to holders of its outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock into a greater number of shares, (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (d) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an exercise price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company that are purchasable pursuant hereto immediately thereafter. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

12. Effect Upon Warrant of Acquisition Transaction.

(a) Definition of Acquisition Transaction. For purposes of this Warrant, an “Acquisition Transaction” is any: (i) sale, lease, exchange, conveyance or other disposition of all or substantially all of the Company’s property or business; (ii) merger or consolidation that results in the holders of the outstanding voting equity securities of the Company, as of immediately prior to such merger or consolidation, not holding a majority of the outstanding voting equity securities of the Company or the surviving entity of such merger or consolidation (if not the Company), immediately after such merger or consolidation; or (iii) sale of the outstanding voting equity securities of the Company that results in the holders of the outstanding voting equity securities of the Company, as of immediately prior to such sale, not holding at least majority of the outstanding voting equity securities of the Company, immediately after such sale.

(b) Termination Upon Consummation of Acquisition Transaction. If this Warrant is exercisable, the Company shall provide the Holder of this Warrant with at least ten 10 days’ written notice prior to closing thereof of any Acquisition Transaction. If this Warrant is exercisable, the Holder may exercise this Warrant in full, in accordance with the terms and conditions hereof, at any time prior to the consummation of the Acquisition Transaction and, notwithstanding anything to the contrary in this Warrant, this Warrant and all rights of the Holder of this Warrant hereunder shall terminate, automatically and without any further action by the Company or the Holder of this Warrant, upon the consummation of such Acquisition Transaction.

13. Intentionally Omitted.

14. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

15. Authorized Shares. The Company covenants that, from the Shareholder Approval and for the remaining period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

16. Miscellaneous.

(a) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

(b) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

(c) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees and expenses, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(d) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

(e) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(f) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(g) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

(h) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(i) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(j) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

17. Definitions. For the purposes of this Warrant, the following terms have the following meanings:

“Closing Price” means on any particular date (a) the last reported closing price per share of Common Stock on such date on an Eligible Market (as reported by Bloomberg L.P. ), (b) if there is no such price on such date, then the closing price on an Eligible Market on the date nearest preceding such date (as reported by Bloomberg L.P.), (c) if prices for the Common Stock are then reported in the “pink sheets” published by the Pink Sheets LLC (formerly the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices)) and are not reported by Bloomberg L.P. (as described in (a) or (b) above), the most recent bid price per share of the Common Stock so reported, or (d) if the shares of Common Stock are not then publicly traded, the fair market value of a share of Common Stock as determined by a qualified independent appraiser selected in good faith by the Purchasers holding a majority in interest of the Shares then outstanding.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time shares of Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, shares of Common Stock.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Shares and the Warrant Shares or a portion thereof (as provided for in the Registration Rights Agreement).

“Trading Day” means a day on which the Common Stock is traded on an Eligible Market.

********************

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: ___ ____, 2007
VERTICALNET, INC.

By:
Name:
Title:

NOTICE OF EXERCISE

To:	Verticalnet, Inc.

(1) The undersigned, (the holder of the attached Warrant) hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any, in the aggregate amount of $            .

(2) Payment is in the form of (check applicable box):

☐	in lawful money of the United States; or

☐	the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 3(d), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 3(d).

(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

__________________________________

The Warrant Shares shall be delivered to the following:

__________________________________

__________________________________

__________________________________

(4) The undersigned hereby confirms the representations and warranties set forth in Purchase Agreement.

[PURCHASER]

By:
Name:
Title:

Dated:

ASSIGNMENT FORM

FOR VALUE RECEIVED, ______________________ (the “Assignor”) hereby sells, assigns and transfers all of the rights of the undersigned Assignor under the attached Warrant with respect to the number of shares of common stock of Verticalnet, Inc. (the “Company”) covered thereby set forth below, to the following “Assignee” and, in connection with such transfer, represents and warrants to the Company that the transfer is otherwise in compliance with the Warrant:

Name of Assignee	Address/Fax Number	No. of Shares

Dated:	Signature:

Witness:

ASSIGNEE ACKNOWLEDGEMENT

The undersigned Assignee acknowledges that it has reviewed the attached Warrant and by its signature below it hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the attached Warrant as of the date hereof.

By:

Its:

Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

SCHEDULE I

WARRANTS ISSUED

pursuant to

SERIES B PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT, DATED JUNE 1, 2007

Names of Purchasers	Warrants
	Exercise Price equal to $2.56 per share	Exercise Price per share equal to $5.60 (as adjusted for eight- for-one reverse stock split of common stock on August 16, 2007)
Nathanael V. Lentz*	100,000	100,000
Mark L. Walsh (Ruxton Ventures LLC)*	100,000	100,000
Michael J Hagan*	500,000	500,000
Michael P. McNulty	500,000	500,000
Heller Capital Investments	2,000,000	2,000,000
Amir L. Ecker	150,000	150,000
ACT Capital Partners, L.P.	250,000	250,000
Richard Chakejian, Jr.	200,000	200,000
Octagon Capital Partners	50,000	50,000
David S. Nagelberg CGM IRA Custodian	500,000	500,000
	4,350,000	4,350,000